                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           DYNEGY ENERGY PARTNERS L.P.


   The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.    The name of the limited partnership is Dynegy Energy Partners L.P..

II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.  The name and mailing address of the general partner is as follows:

            NAME                    MAILING ADDRESS
            ---------------------------------------

            Dynegy DEP GP LLC       1000 Louisiana, Suite 5800
                                    Houston, TX  77002

   IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Dynegy Energy Partners L.P., as of February 14, 2002.


                                      DYNEGY DEP GP LLC,
                                      ITS GENERAL PARTNER


                                      By: /s/: J. KEVIN BLODGETT
                                          ------------------------------------
                                                J. Kevin Blodgett
                                                Vice President & Secretary